Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, 333-203697, 333-210978, and 333-217494 on Form S-8 and 333-216126 on Form S-3.

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company (“Ford”) of our report dated February 8, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ford’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
February 8, 2018